SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                January 23, 1998


                                   USABG CORP.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                           0-28140                       11-2974406
State of                           Commission File               IRS Employer
Incorporation                      Number                   Identification No.



                    53-09 97th Place, Corona, New York 11368
                    (Address of Principal Executive Offices)

                                 (718) 699-0100
               Registrant's Telephone Number, Including Area Code


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 6.                    Resignation of Registrant's Director

         As of January 23, 1998, Philip Nielson resigned as a Director of the Registrant. The resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant's operation, policies, or practices. Ronald Murphy has been elected by the Board of Directors to replace Mr. Nielson.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on the 12th day of February 1998.



                                    USABG CORP.



                           By:      /s/ Joseph M. Polito
                                    Joseph M. Polito, President